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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2003

CENTIV, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-23221	58-2033795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
998 Forest Edge Drive, Vernon Hills, Illinois 60061 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 876-8300

(Former name or former address, if changed since last report.)

Item 5.    Other Items

        On January 2, 2002, Centiv, Inc. announced the resignation, effective immediately, of William M. Rychel as Chief Executive Officer of the Company. John P. Larkin, the Company's current President and Chief Operating Officer has assumed the role of Chief Executive Officer and been elected to the Board of Directors. A copy of the press release announcing Rychel's resignation is attached as Exhibit 99.1

Item 7.    Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired.

      Not Applicable.

  (b)
  Pro Forma Financial Information.

      Not Applicable.

  (c)
  Exhibits.

      99.1    Press release dated January 2, 2003 announcing resignation of William M. Rychel.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.
Date: January 3, 2003	By:	/s/ THOMAS M. MASON Thomas M. Mason Chief Financial Officer

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  Item 5. Other Items
  Item 7. Financial Statements and Exhibits
SIGNATURE